EXHIBIT 5.1
August 13, 2015
Spirit Airlines, Inc.
2800 Executive Way
Miramar, Florida 33025

Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
This opinion is furnished by me as Senior Vice President, General Counsel and Secretary of Spirit Airlines, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) with respect to up to 3,113,878 shares (the “Shares”) of common stock, par value $0.0001 per share of the Company, to be issued from time to time pursuant to the Spirit Airlines, Inc. 2015 Incentive Award Plan (the “Plan”).
In preparing this opinion, I have examined the Registration Statement and have examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate to enable me to render the opinion expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.
I am a member of the Bar of the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, to the extent referred to specifically herein.
Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

By:	/s/ Thomas C. Canfield
	Name:	Thomas C. Canfield
	Title:	Senior Vice President, General Counsel and Secretary